Exhibit 99.2
For Immediate News Release
October 28, 2009
AVALONBAY COMMUNITIES, INC. ANNOUNCES
THIRD QUARTER 2009 OPERATING RESULTS
(Alexandria, VA) AvalonBay Communities, Inc. (NYSE: AVB) reported today that Net Income Attributable to Common Stockholders (“Net Income”) for the quarter ended September 30, 2009 was $58,154,000. This resulted in Earnings per Share — diluted (“EPS”) of $0.72 for the quarter ended September 30, 2009, compared to EPS of $2.98 for the comparable period of 2008, a decrease of 75.8%. For the nine months ended September 30, 2009, EPS was $1.54 compared to $5.20 for the comparable period of 2008, a per share decrease of 70.4%. These decreases are primarily attributable to the reduced number of communities sold and amount of gains related to these sales in 2009 as compared with the prior year periods. Year to date 2009 results also include impairment and other charges associated with the Company’s reduction in planned development activity recognized in the second quarter of 2009.
Funds from Operations attributable to common stockholders — diluted (“FFO”) for the quarter ended September 30, 2009 decreased 14.8% to $1.09 per share from $1.28 per share for the comparable period of 2008. FFO per share for the nine months ended September 30, 2009 decreased by 14.0% to $3.25 from $3.78 for the comparable period of 2008.
FFO and Net Income per share amounts for the nine months ended September 30, 2009, and for the three and nine months ended September 30, 2008 include certain non-routine items that are detailed in Attachment 14.
Adjusting for these non-routine items, FFO per share for the three and nine months ended September 30, 2009 would have decreased by 16.2% and 9.0%, respectively from the prior year periods.
There were no significant non-routine items in the current quarter.
Operating Results for the Quarter Ended September 30, 2009 Compared to the Prior Year Period
For the Company, including discontinued operations, total revenue increased by $759,000, or 0.3% to $224,192,000. For Established Communities, rental revenue decreased 4.8% due to a decrease in Economic Occupancy of 0.2% and a decrease in Average Rental Rates of 4.6%. As a result, total revenue for Established Communities decreased $7,546,000 to $153,223,000. Operating expenses for Established Communities increased $1,680,000, or 3.2% to $54,318,000. Accordingly, Net Operating Income (“NOI”) for Established Communities decreased by $9,226,000, or 8.5% to $98,905,000.
The following table reflects the percentage changes in rental revenue, operating expenses and NOI for Established Communities from the third quarter of 2008 to the third quarter of 2009:

3Q 09 Compared to 3Q 08

	Rental		Operating				% of
	Revenue		Expenses		NOI		NOI (1)

New England	(4.7%	)	1.5%		(8.0%	)	20.6%
Metro NY/NJ	(5.7%	)	4.0%		(9.9%	)	28.1%
Mid-Atlantic/Midwest	(0.7%	)	0.9%		(1.7%	)	16.2%
Pacific NW	(7.0%	)	(1.9%	)	(9.0%	)	4.6%
No. California	(7.0%	)	6.5%		(11.6%	)	19.6%
So. California	(6.1%	)	9.0%		(12.3%	)	10.9%

Total	(4.8%	)	3.2%		(8.5%	)	100.0%

(1)	Total represents each region’s % of total NOI from the Company, including discontinued operations.

Copyright © 2009 AvalonBay Communities, Inc. All Rights Reserved

Operating Results for the Nine Months Ended September 30, 2009 Compared to the Prior Year Period
For the Company, including discontinued operations, total revenue increased by $4,579,000, or 0.7% to $666,015,000. For Established Communities, rental revenue decreased 2.8% due to a decrease in Economic Occupancy of 0.7% and a decrease in Average Rental Rates of 2.1%. As a result, total revenue for Established Communities decreased $13,092,000 to $465,646,000. Operating expenses for Established Communities increased $4,521,000, or 3.0% to $157,263,000. Accordingly, NOI for Established Communities decreased by $17,612,000, or 5.4% to $308,383,000.
The following table reflects the percentage changes in rental revenue, operating expenses and NOI for Established Communities for the nine months ended September 30, 2009 as compared to the nine months ended September 30, 2008:

YTD 2009 Compared to YTD 2008

	Rental		Operating			% of
	Revenue		Expenses	NOI		NOI (1)

New England	(3.4%	)	2.3%	(6.4%	)	20.0%
Metro NY/NJ	(3.5%	)	2.1%	(5.9%	)	27.5%
Mid-Atlantic/Midwest	(0.3%	)	2.7%	(2.1%	)	16.5%
Pacific NW	(3.1%	)	2.1%	(5.2%	)	4.7%
No. California	(2.8%	)	4.1%	(5.1%	)	20.4%
So. California	(4.4%	)	6.8%	(8.8%	)	10.9%

Total	(2.8%	)	3.0%	(5.4%	)	100.0%

(1)	Total represents each region’s % of total NOI from the Company, including discontinued operations.
Cash concessions are recognized in accordance with generally accepted accounting principles (“GAAP”) and are amortized over the approximate lease term, which is generally one year. The following table reflects the percentage changes in rental revenue with concessions on a GAAP basis and Rental Revenue with Concessions on a Cash Basis for our Established Communities:

		YTD 09 vs
	3Q 09 vs 3Q 08	YTD 08

Rental Revenue Change with Concessions on a GAAP Basis	(4.8%)	(2.8%)

Rental Revenue Change with Concessions on a Cash Basis	(4.1%)	(2.5%)

Development Activity
The Company completed the development of three communities in the third quarter of 2009: Avalon Anaheim Stadium located in Anaheim, CA, Avalon Charles Pond, located in Coram, NY, and Avalon Northborough I, located in Northborough, MA. These communities contain an aggregate 614 apartment homes and were completed for an aggregate Total Capital Cost of $173,000,000.
At September 30, 2009, the Company had nine communities under construction with a Total Capital Cost of $1,218,900,000, down from 15 communities with a Total Capital Cost of $1,608,500,000 at September 30, 2008. The Company has not started any new development activity through September 30, 2009.
During the fourth quarter of 2009, the Company expects to commence the development of two communities containing an aggregate 399 apartment homes, with an expected Total Capital Cost of $66,400,000. The Company expects to complete the development of four communities during the fourth quarter of 2009. The anticipated completions contain an aggregate of 1,382 apartment homes and are expected to be completed for a Total Capital Cost of $470,500,000.
At December 31, 2009, the Company anticipates that it will have seven communities under development, with a Total Capital Cost of $814,800,000, down from the 14 communities with a Total Capital Cost of $1,583,800,000 at December 31, 2008.
Redevelopment Activity
During the third quarter of 2009, the Company completed the redevelopment of Avalon Symphony Woods I and II, located in Columbia, MD. These two communities contain an aggregate of 392 apartment homes and redevelopment was completed for a Total Capital Cost of $10,100,000, excluding costs incurred prior to redevelopment.
During the third quarter of 2009, the Company commenced the redevelopment of one community: Avalon at Cedar Ridge located in Daly City, CA. This community contains an aggregate of 195 apartment homes and will be redeveloped for an estimated Total Capital Cost of $6,600,000, excluding costs incurred prior to redevelopment.
Disposition Activity
During the third quarter of 2009, the Company sold two communities: Avalon at River Oaks, located in San Jose, CA and Avalon at Faxon Park, located in Quincy, MA. These two communities contain an aggregate of 397 apartment homes and were sold for an aggregate sales price of $69,500,000. These dispositions resulted in a gain in accordance with GAAP of $26,670,000 and an Economic Gain of approximately $22,670,000. The weighted average Initial Year Market Cap Rate for these two communities was 6.8% and the Unleveraged IRR over a 12 year holding period was 14.6%.

Copyright © 2009 AvalonBay Communities, Inc. All Rights Reserved

In October 2009, the Company sold Avalon Parkside, a 192 apartment home community, located in Sunnyvale, CA for $43,800,000.
Investment Management Fund Activity
The Company currently has investments in and serves as the manager for two private, discretionary investment management vehicles. There was no acquisition or disposition activity by either investment fund during the current quarter.
Financing, Liquidity and Balance Sheet Statistics
At September 30, 2009, the Company had no amounts outstanding under its $1,000,000,000 unsecured credit facility and the Company had $777,456,000 in unrestricted cash and cash in escrow. The cash in escrow is available for development activity and includes $93,440,000 in bond proceeds related to an existing Development Right that the Company expects to develop in the future. Unencumbered NOI as a percentage of total NOI generated by real estate assets for the nine months ended September 30, 2009 was 64.8%. Interest Coverage for the third quarter of 2009 was 3.1 times.
New Financing Activity
In August 2009, the Company commenced a continuous equity offering program, under which the Company can issue up to $400 million common stock until September 2012. The Company may sell common stock in amounts and at times to be determined by the Company. During the third quarter of 2009, the Company sold 1,467,000 shares at an average price of approximately $70 per share, for gross proceeds of $102,000,000.
In September 2009, the Company issued $500,000,000 of unsecured notes under its existing shelf registration statement. The offering consisted of two separate $250,000,000 tranches with effective interest rates of 5.72% and 6.12%, maturing in 2017 and 2020, respectively.
Debt Repayment Activity
In August 2009, the Company repaid $102,562,000 of unsecured notes with an annual interest rate of 7.50% pursuant to their scheduled maturity.
Also in August 2009, the Company repaid $112,200,000 in unsecured debt, representing the second tranche of its $330,000,000 unsecured variable rate term loan (the “Term Loan”), in advance of the scheduled maturity in January 2010.
In October 2009, the Company completed a cash tender offer commenced in September 2009. The Company purchased $300,000,000 principal amount of its unsecured notes at a weighted average purchase price of 108% of par. Also in October 2009, the Company purchased an additional $10,100,000 principal amount of its unsecured notes at a price of 107% of par. The Company will recognize a charge for the purchase premium and the accelerated recognition of certain deferred issuance costs of approximately $26,000,000 in the fourth quarter of 2009. All of the notes purchased by the Company were cancelled.
Also in October 2009, the Company repaid the final $112,200,000 outstanding of its Term Loan in advance of the scheduled maturity in January 2011.
Fourth Quarter and Full Year 2009 Financial Outlook
The Company anticipates that revenues from Established Communities will decline by 5.75% to 6.25%, and NOI from Established Communities will decline by 11.0% to 12.0% for the fourth quarter 2009 as compared to the prior year period. For the full year 2009, Established Community revenue and NOI are anticipated to decline 3.50% to 3.75% and 6.50% to 7.50%, respectively. These ranges are consistent with the previous financial outlook provided in July 2009.
For the fourth quarter of 2009, the Company expects EPS to be in the range of $0.53 to $0.57. The Company expects EPS for the full year 2009 to be in the range of $2.07 to $2.11.
The Company expects Projected FFO per share to be in the range of $0.61 to $0.65 for the fourth quarter of 2009 and Projected FFO per share for the full year 2009 to be in the range of $3.86 to $3.90.
The Company’s expected fourth quarter and full year 2009 results include approximately $26,000,000 related to the tender offer the Company completed in October 2009. The Company’s fourth quarter and full year 2008 and 2009 results also include the non-routine items detailed in Attachment 14. Adjusting for these non-routine items in both years, the Company expects fourth quarter and full year 2009 Projected FFO per share to decline by 20% and 12%, respectively, from the prior year periods.
An analysis of the revised full year 2009 financial outlook compared to financial outlook provided in July 2009 follows:

Copyright © 2009 AvalonBay Communities, Inc. All Rights Reserved

Full Year 2009 Outlook
As of September 2009
Changes From July 2009

Per
Share

FFO (July 2009 Outlook)	$4.22
NOI & other income	0.05
Interest expense, new unsecured debt	(0.04)
Impairments & abandoned pursuits	(0.01)
Gain / (loss) on medium term note repurchase	(0.33)
Impact of shares issued during quarter	(0.01)

FFO (September 2009 Outlook)	3.88

Fourth Quarter 2009 Conference/Event Schedule
The Company expects to release its fourth quarter 2009 earnings on February 3, 2010 after the market closes. The Company expects to hold a conference call on February 4, 2010 at 1:00 PM EST to discuss the fourth quarter and full year 2009 results.
The Company is tentatively scheduled to participate in the following conferences during the fourth quarter of 2009:

4Q 2009 Conference Schedule

Event/Conference	Date

NAREIT Annual Convention	Nov 11 – 13
Goldman Sachs Real Estate Symposium	Dec 4
Barclays Real Estate Conference	Dec 8
Wells Fargo Conference	Dec 9

Management may discuss the Company’s current operating environment; operating trends; development, redevelopment, disposition and acquisition activity; financial outlook and other business and financial matters affecting the Company. Details on each conference and access to any related materials will be available beginning November 2, 2009 on the Company’s website at http://www.avalonbay.com/events.
Other Matters
The Company will hold a conference call on October 29, 2009 at 1:00 PM EDT to review and answer questions about this release, its third quarter results, the Attachments (described below) and related matters. To participate on the call, dial 1-877-510-2397 domestically and 1-763-416-6924 internationally.
To hear a replay of the call, which will be available from October 29, 2009 at 3:00 PM EDT to November 29, 2009 at 11:59 PM EST, dial 1-800-642-1687 domestically and 1-706-645-9291 internationally, and use Access Code: 33681043.
A webcast of the conference call will also be available at http://www.avalonbay.com/earnings, and an on-line playback of the webcast will be available for at least 30 days following the call.
The Company produces Earnings Release Attachments (the “Attachments”) that provide detailed information regarding operating, development, redevelopment, disposition and acquisition activity. These Attachments are considered a part of this earnings release and are available in full with this earnings release via the Company’s website at http://www.avalonbay.com/earnings. To receive future press releases via e-mail, please submit a request through http://www.avalonbay.com/email.
About AvalonBay Communities, Inc.
As of September 30, 2009, the Company owned or held a direct or indirect ownership interest in 172 apartment communities containing 50,114 apartment homes in ten states and the District of Columbia, of which nine communities were under construction and six communities were under reconstruction. The Company is an equity REIT in the business of developing, redeveloping, acquiring and managing apartment communities in high barrier to entry markets of the United States. More information may be found on the Company’s website at http://www.avalonbay.com. For additional information, please contact John Christie, Senior Director of Investor Relations and Research at 1-703-317-4747 or Thomas J. Sargeant, Chief Financial Officer at 1-703-317-4635.
Forward-Looking Statements
This release, including its Attachments, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these forward-looking statements by the Company’s use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” “outlook” and similar expressions that do not relate to historical matters. Actual results may differ materially from those expressed or implied by the forward-looking statements as a result of risks and uncertainties, which include the following: we may abandon development or redevelopment opportunities for which we have already incurred costs; adverse capital and credit market conditions may affect our access to various sources of capital and/or cost of capital, which may affect our business activities, earnings and common stock price, among other things; changes in local employment conditions, demand for apartment homes, supply of competitive housing products, and other economic conditions may result in lower than expected occupancy and/or rental rates and adversely affect the profitability of our communities; increases in costs of materials, labor or other expenses may result in communities that we develop or redevelop failing to achieve expected profitability; delays in completing development, redevelopment and/or lease-up may result in increased financing and construction costs and may delay and/or reduce the profitability of a community; debt and/or equity financing for development, redevelopment or acquisitions of communities may not be available or may not be available on favorable terms; we may be unable to obtain, or experience delays in obtaining, necessary governmental permits and authorizations; increases in costs of materials, labor or other expenses may result in communities that we develop or redevelop failing to achieve expected profitability; or delays in completing

Copyright © 2009 AvalonBay Communities, Inc. All Rights Reserved

development, redevelopment and/or lease-up may result in increased financing and construction costs and may delay and/or reduce the profitability of a community. Additional discussions of risks and uncertainties appear in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 under the headings “Risk Factors” and under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Forward-Looking Statements” and in subsequent quarterly reports on
Form 10-Q.
The Company does not undertake a duty to update forward-looking statements, including its expected operating results for the fourth quarter and full year 2009. The Company may, in its discretion, provide information in future public announcements regarding its outlook that may be of interest to the investment community. The format and extent of future outlooks may be different from the format and extent of the information contained in this release.
Definitions and Reconciliations
Non-GAAP financial measures and other capitalized terms, as used in this earnings release, are defined and further explained on Attachment 14, “Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.” Attachment 14 is included in the full earnings release available at the Company’s website at http://www.avalonbay.com/earnings.

Copyright © 2009 AvalonBay Communities, Inc. All Rights Reserved

THIRD QUARTER 2009
Supplemental Operating and Financial Data
Avalon Northborough I, located in Northborough, MA, contains 163 apartment homes and was completed in the third quarter of 2009 for a Total Capital Cost of $26.2 million. Set on 33 acres, Avalon Northborough is part of a 150-acre master planned community within walking distance of shopping and restaurants, and commuting distance of Boston and Worcester.

THIRD QUARTER 2009
Supplemental Operating and Financial Data
Table of Contents

Company Profile
Selected Operating and Other Information	Attachment 1
Detailed Operating Information	Attachment 2
Condensed Consolidated Balance Sheets	Attachment 3

Sub-Market Profile
Quarterly Revenue and Occupancy Changes (Established Communities)	Attachment 4
Sequential Quarterly Revenue and Occupancy Changes (Established Communities)	Attachment 5
Year-to-Date Revenue and Occupancy Changes (Established Communities)	Attachment 6

Development, Redevelopment, Acquisition and Disposition Profile
Summary of Development and Redevelopment Activity	Attachment 7
Development Communities	Attachment 8
Redevelopment Communities	Attachment 9
Summary of Development and Redevelopment Community Activity	Attachment 10
Future Development	Attachment 11
Unconsolidated Real Estate Investments	Attachment 12
Summary of Disposition Activity	Attachment 13

Definitions and Reconciliations
Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms	Attachment 14
The following is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995 Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The projections and estimates contained in the following attachments are forward-looking statements that involve risks and uncertainties, and actual results may differ materially from those projected in such statements. Risks associated with the Company’s development, redevelopment, construction, and lease-up activities, which could impact the forward-looking statements made are discussed in the paragraph titled “Forward-Looking Statements” in the release to which these attachments relate. In particular, development opportunities may be abandoned; Total Capital Cost of a community may exceed original estimates, possibly making the community uneconomical and/or affecting projected returns; construction and lease-up may not be completed on schedule, resulting in increased debt service and construction costs; and other risks described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and the Company’s Quarterly Reports on Form 10-Q for subsequent quarters.

Attachment 1
AvalonBay Communities, Inc.
Selected Operating and Other Information
September 30, 2009
(Dollars in thousands except per share data)
(unaudited)
SELECTED OPERATING INFORMATION (1)

	Q3	Q3		YTD	YTD
	2009	2008	% Change	2009	2008	% Change
Net income attributable to common stockholders	$58,154	$231,406	(74.9%)	$123,253	$402,839	(69.4%)

Per common share — basic	$0.72	$3.00	(76.0%)	$1.55	$5.23	(70.4%)
Per common share — diluted	$0.72	$2.98	(75.8%)	$1.54	$5.20	(70.4%)

Funds from Operations	$87,737	$99,015	(11.4%)	$260,526	$292,984	(11.1%)
Per common share — diluted	$1.09	$1.28	(14.8%)	$3.25	$3.78	(14.0%)

Dividends declared — common	$72,587	$68,820	5.5%	$215,218	$206,278	4.3%
Per common share	$0.8925	$0.8925	0.0%	$2.678	$2.678	0.0%

Common shares outstanding	81,429,356	77,109,737	5.6%	81,429,356	77,109,737	5.6%
Outstanding operating partnership units	15,351	64,019	(76.0%)	15,351	64,019	(76.0%)

Total outstanding shares and units	81,444,707	77,173,756	5.5%	81,444,707	77,173,756	5.5%

Average shares and participating securities outstanding — basic	80,384,149	77,080,874	4.3%	79,772,819	77,008,487	3.6%

Weighted shares — basic	80,132,409	76,833,942	4.3%	79,521,277	76,754,096	3.6%
Average operating partnership units outstanding	15,351	64,019	(76.0%)	16,874	64,019	(73.6%)
Effect of dilutive securities	461,517	682,886	(32.4%)	631,942	698,107	(9.5%)

Average shares outstanding — diluted	80,609,277	77,580,847	3.9%	80,170,093	77,516,222	3.4%

DEBT COMPOSITION AND MATURITIES

		Average
		Interest	Remaining
Debt Composition (2)	Amount	Rate (3)	Maturities (2)
Conventional Debt			2009	$35,801
Long-term, fixed rate	$3,440,625		2010	$171,062
Long-term, variable rate	201,801		2011	$510,886
Variable rate facilities (4)	—		2012	$620,161

Subtotal, Conventional	3,642,426	5.7%	2013	$433,026

Tax-Exempt Debt
Long-term, fixed rate	163,981
Long-term, variable rate	628,926
Subtotal, Tax-Exempt	792,907	2.8%

Total Debt	$4,435,333	5.2%

CAPITALIZED COSTS

			Non-Rev
	Cap	Cap	Capex
	Interest	Overhead	per Home
Q309	$11,878	$5,680	$59
Q209	$13,677	$6,610	$32
Q109	$12,368	$6,507	$8
Q408	$16,996	$7,836	$290
Q308	$18,803	$7,753	$132
COMMUNITY INFORMATION

		Apartment
	Communities	Homes
Current Communities	163	46,693
Development Communities	9	3,421
Development Rights	27	6,788

(1)	Per share amounts have been adjusted to reflect the impact of including unvested restricted shares.

(2)	Excludes debt associated with assets classified as held for sale.

(3)	Includes costs of financing such as credit enhancement fees, trustees’ fees, etc.

(4)	Represents the Company’s $1 billion unsecured credit facility, of which no amount was drawn at September 30, 2009.

Attachment 2
AvalonBay Communities, Inc.
Detailed Operating Information
September 30, 2009
(Dollars in thousands except per share data)
(unaudited)

	Q3	Q3		YTD	YTD
	2009	2008	% Change	2009	2008	% Change
Revenue:
Rental and other income	$220,173	$213,768	3.0%	$652,418	$619,880	5.2%
Management, development and other fees	1,878	1,622	15.8%	5,423	4,805	12.9%

Total	222,051	215,390	3.1%	657,841	624,685	5.3%

Operating expenses:
Direct property operating expenses, excluding property taxes	57,026	53,118	7.4%	164,456	147,601	11.4%
Property taxes	21,710	18,756	15.7%	63,643	56,276	13.1%
Property management and other indirect operating expenses	8,832	9,689	(8.8%)	28,510	30,257	(5.8%)

Total operating expenses	87,568	81,563	7.4%	256,609	234,134	9.6%

Interest expense, net	(41,208)	(28,363)	45.3%	(107,836)	(85,620)	25.9%
General and administrative expense	(5,750)	(9,318)	(38.3%)	(18,388)	(26,821)	(31.4%)
Joint venture income	190	495	(61.6%)	4,139	4,329	(4.4%)
Investments and investment management expense	(976)	(1,229)	(20.6%)	(2,799)	(3,643)	(23.2%)
Expensed development and other pursuit costs	(1,721)	(715)	140.7%	(5,096)	(3,044)	67.4%
Depreciation expense	(54,960)	(48,698)	12.9%	(159,935)	(140,885)	13.5%
Impairment loss	—	—	N/A	(20,302)	—	N/A
Gain on sale of land	241	—	N/A	241	—	N/A

Income from continuing operations	30,299	45,999	(34.1%)	91,256	134,867	(32.3%)
Income from discontinued operations (1)	1,132	3,176	(64.4%)	3,998	16,163	(75.3%)
Gain on sale of communities	26,670	183,711	(85.5%)	26,670	257,850	(89.7%)

Total discontinued operations	27,802	186,887	(85.1%)	30,668	274,013	(88.8%)

Net income	58,101	232,886	(75.1%)	121,924	408,880	(70.2%)
Net expense attributable to redeemable noncontrolling interests	53	695	(92.4%)	1,329	484	174.6%

Net income attributable to the Company	58,154	233,581	(75.1%)	123,253	409,364	(69.9%)
Dividends attributable to preferred stock	—	(2,175)	(100.0%)	—	(6,525)	(100.0%)

Net income attributable to common stockholders	$58,154	$231,406	(74.9%)	$123,253	$402,839	(69.4%)

Net income attributable to common stockholders per common share — basic	$0.72	$3.00	(76.0%)	$1.55	$5.23	(70.4%)

Net income attributable to common stockholders per common share — diluted	$0.72	$2.98	(75.8%)	$1.54	$5.20	(70.4%)

(1)	Reflects net income for investments in real estate classified as discontinued operations as of September 30, 2009 and investments in real estate sold during the period from January 1, 2008 through September 30, 2009. The following table details income from discontinued operations for the periods shown:

	Q3	Q3	YTD	YTD
	2009	2008	2009	2008
Rental income	$2,141	$8,043	$8,174	$36,751
Operating and other expenses	(655)	(2,973)	(2,418)	(11,662)
Interest expense, net	—	(237)	—	(1,314)
Depreciation expense	(354)	(1,657)	(1,758)	(7,612)

Income from discontinued operations	$1,132	$3,176	$3,998	$16,163

Attachment 3
AvalonBay Communities, Inc.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(unaudited)

	September 30,	December 31,
	2009	2008
Real estate	$7,460,796	$6,796,771
Less accumulated depreciation	(1,482,256)	(1,322,698)

Net operating real estate	5,978,540	5,474,073

Construction in progress, including land	607,952	867,040
Land held for development	243,656	239,456
Operating real estate assets held for sale, net	26,106	69,174

Total real estate, net	6,856,254	6,649,743

Cash and cash equivalents	554,335	65,678
Cash in escrow	223,121	193,599
Resident security deposits	25,917	29,935
Other assets	286,793	235,398

Total assets	$7,946,420	$7,174,353

Unsecured notes, net	$2,080,295	$2,002,965
Unsecured facilities	—	124,000
Notes payable	2,352,556	1,547,492
Resident security deposits	36,765	40,462
Liabilities related to assets held for sale	372	241
Other liabilities	389,323	532,844

Total liabilities	$4,859,311	$4,248,004

Redeemable noncontrolling interests	4,539	10,234

Stockholders’ equity	3,082,570	2,916,115

Total liabilities and stockholders’ equity	$7,946,420	$7,174,353

Attachment 4
AvalonBay Communities, Inc.
Quarterly Revenue and Occupancy Changes — Established Communities (1)
September 30, 2009

	Apartment	Average Rental Rates (2)			Economic Occupancy			Rental Revenue ($000’s) (3)
	Homes	Q3 09	Q3 08	% Change	Q3 09	Q3 08	% Change	Q3 09	Q3 08	% Change
New England
Boston, MA	3,289	$1,962	$1,983	(1.1%)	94.7%	96.6%	(1.9%)	$18,326	$18,889	(3.0%)
Fairfield-New Haven, CT	2,518	1,916	2,057	(6.9%)	96.2%	96.2%	0.0%	13,926	14,955	(6.9%)

New England Average	5,807	1,942	2,015	(3.6%)	95.3%	96.4%	(1.1%)	32,252	33,844	(4.7%)

Metro NY/NJ
New Jersey	2,750	2,019	2,213	(8.8%)	96.8%	95.4%	1.4%	16,127	17,411	(7.4%)
New York, NY	1,936	2,603	2,717	(4.2%)	97.1%	97.5%	(0.4%)	14,678	15,388	(4.6%)
Long Island, NY	1,621	2,236	2,360	(5.3%)	95.5%	94.7%	0.8%	10,382	10,867	(4.5%)

Metro NY/NJ Average	6,307	2,254	2,407	(6.4%)	96.6%	95.9%	0.7%	41,187	43,666	(5.7%)

Mid-Atlantic/Midwest
Washington Metro	5,787	1,741	1,745	(0.2%)	96.5%	96.6%	(0.1%)	29,188	29,290	(0.3%)
Chicago, IL	896	1,442	1,501	(3.9%)	96.7%	96.2%	0.5%	3,750	3,880	(3.4%)

Mid-Atlantic/Midwest Average	6,683	1,701	1,714	(0.8%)	96.6%	96.5%	0.1%	32,938	33,170	(0.7%)

Pacific Northwest
Seattle, WA	1,943	1,261	1,340	(5.9%)	94.7%	95.8%	(1.1%)	6,964	7,490	(7.0%)

Pacific Northwest Average	1,943	1,261	1,340	(5.9%)	94.7%	95.8%	(1.1%)	6,964	7,490	(7.0%)

Northern California
San Jose, CA	2,542	1,849	1,990	(7.1%)	96.7%	96.8%	(0.1%)	13,637	14,690	(7.2%)
San Francisco, CA	1,170	2,219	2,364	(6.1%)	95.8%	96.4%	(0.6%)	7,464	8,004	(6.7%)
Oakland-East Bay, CA	720	1,460	1,577	(7.4%)	97.0%	96.8%	0.2%	3,059	3,297	(7.2%)

Northern California Average	4,432	1,883	2,021	(6.8%)	96.5%	96.7%	(0.2%)	24,160	25,991	(7.0%)

Southern California
Los Angeles, CA	1,447	1,568	1,698	(7.7%)	95.9%	94.5%	1.4%	6,525	6,967	(6.3%)
Orange County, CA	1,174	1,410	1,484	(5.0%)	92.5%	95.2%	(2.7%)	4,593	4,977	(7.7%)
San Diego, CA	1,058	1,476	1,505	(1.9%)	94.2%	96.3%	(2.1%)	4,411	4,593	(4.0%)

Southern California Average	3,679	1,491	1,574	(5.3%)	94.4%	95.2%	(0.8%)	15,529	16,537	(6.1%)

Average/Total Established	28,851	$1,842	$1,930	(4.6%)	96.0%	96.2%	(0.2%)	$153,030	$160,698	(4.8%)

(1)	Established Communities are communities with stabilized operating expenses as of January 1, 2008 such that a comparison of 2008 to 2009 is meaningful.

(2)	Reflects the effect of concessions amortized over the average lease term.

(3)	With concessions reflected on a cash basis, rental revenue from Established Communities decreased 4.1% between years.

Attachment 5
AvalonBay Communities, Inc.
*Sequential Quarterly* Revenue and Occupancy Changes — Established Communities (1)
September 30, 2009

	Apartment	Average Rental Rates (2)			Economic Occupancy			Rental Revenue ($000’s)
	Homes	Q3 09	Q209	% Change	Q3 09	Q209	% Change	Q3 09	Q209	% Change
New England
Boston, MA	3,289	$1,962	$1,969	(0.4%)	94.7%	95.8%	(1.1%)	$18,326	$18,606	(1.5%)
Fairfield-New Haven, CT	2,518	1,916	1,952	(1.8%)	96.2%	95.5%	0.7%	13,926	14,076	(1.1%)

New England Average	5,807	1,942	1,961	(1.0%)	95.3%	95.7%	(0.4%)	32,252	32,682	(1.3%)

Metro NY/NJ
New Jersey	2,750	2,019	2,096	(3.7%)	96.8%	95.3%	1.5%	16,127	16,487	(2.2%)
New York, NY	1,936	2,603	2,654	(1.9%)	97.1%	96.7%	0.4%	14,678	14,897	(1.5%)
Long Island, NY	1,621	2,236	2,295	(2.6%)	95.5%	95.5%	0.0%	10,382	10,655	(2.6%)

Metro NY/NJ Average	6,307	2,254	2,318	(2.8%)	96.6%	95.8%	0.8%	41,187	42,039	(2.0%)

Mid-Atlantic/Midwest
Washington Metro	5,787	1,741	1,738	0.2%	96.5%	96.1%	0.4%	29,188	28,998	0.7%
Chicago, IL	896	1,442	1,459	(1.2%)	96.7%	96.5%	0.2%	3,750	3,785	(0.9%)

Mid-Atlantic/Midwest Average	6,683	1,701	1,701	0.0%	96.6%	96.1%	0.5%	32,938	32,783	0.5%

Pacific Northwest
Seattle, WA	1,943	1,261	1,312	(3.9%)	94.7%	93.7%	1.0%	6,964	7,167	(2.8%)

Pacific Northwest Average	1,943	1,261	1,312	(3.9%)	94.7%	93.7%	1.0%	6,964	7,167	(2.8%)

Northern California
San Jose, CA	2,542	1,849	1,930	(4.2%)	96.7%	96.1%	0.6%	13,637	14,151	(3.6%)
San Francisco, CA	1,170	2,219	2,301	(3.6%)	95.8%	94.8%	1.0%	7,464	7,655	(2.5%)
Oakland-East Bay, CA	720	1,460	1,522	(4.1%)	97.0%	96.1%	0.9%	3,059	3,158	(3.1%)

Northern California Average	4,432	1,883	1,962	(4.0%)	96.5%	95.7%	0.8%	24,160	24,964	(3.2%)

Southern California
Los Angeles, CA	1,447	1,568	1,628	(3.7%)	95.9%	93.3%	2.6%	6,525	6,593	(1.0%)
Orange County, CA	1,174	1,410	1,438	(1.9%)	92.5%	92.9%	(0.4%)	4,593	4,705	(2.4%)
San Diego, CA	1,058	1,476	1,504	(1.9%)	94.2%	92.7%	1.5%	4,411	4,434	(0.5%)

Southern California Average	3,679	1,491	1,533	(2.7%)	94.4%	93.0%	1.4%	15,529	15,732	(1.3%)

Average/Total Established	28,851	$1,842	$1,881	(2.1%)	96.0%	95.4%	0.6%	$153,030	$155,367	(1.5%)

(1)	Established Communities are communities with stabilized operating expenses as of January 1, 2008 such that a comparison of 2008 to 2009 is meaningful.

(2)	Reflects the effect of concessions amortized over the average lease term.

Attachment 6
AvalonBay Communities, Inc.
Year-to-Date Revenue and Occupancy Changes — Established Communities (1)
September 30, 2009

	Apartment	Average Rental Rates (2)			Economic Occupancy			Rental Revenue ($000’s)
	Homes	YTD 09	YTD 08	% Change	YTD 09	YTD 08	% Change	YTD 09	YTD 08	% Change
New England
Boston, MA	3,289	$1,971	$1,967	0.2%	95.1%	96.7%	(1.6%)	$55,503	$56,277	(1.4%)
Fairfield-New Haven, CT	2,518	1,947	2,042	(4.7%)	95.2%	96.4%	(1.2%)	42,002	44,626	(5.9%)

New England Average	5,807	1,960	2,000	(2.0%)	95.2%	96.6%	(1.4%)	97,505	100,903	(3.4%)

Metro NY/NJ
New Jersey	2,750	2,081	2,195	(5.2%)	95.9%	95.7%	0.2%	49,397	52,003	(5.0%)
New York, NY	1,936	2,645	2,690	(1.7%)	96.5%	97.0%	(0.5%)	44,457	45,449	(2.2%)
Long Island, NY	1,621	2,281	2,327	(2.0%)	94.8%	95.6%	(0.8%)	31,537	32,450	(2.8%)

Metro NY/NJ Average	6,307	2,306	2,382	(3.2%)	95.8%	96.1%	(0.3%)	125,391	129,902	(3.5%)

Mid-Atlantic/Midwest
Washington Metro	5,787	1,737	1,738	(0.1%)	96.4%	96.5%	(0.1%)	87,221	87,357	(0.2%)
Chicago, IL	896	1,454	1,478	(1.6%)	96.2%	96.3%	(0.1%)	11,282	11,475	(1.7%)

Mid-Atlantic/Midwest Average	6,683	1,699	1,703	(0.2%)	96.4%	96.5%	(0.1%)	98,503	98,832	(0.3%)

Pacific Northwest
Seattle, WA	1,943	1,304	1,328	(1.8%)	94.3%	95.6%	(1.3%)	21,507	22,195	(3.1%)

Pacific Northwest Average	1,943	1,304	1,328	(1.8%)	94.3%	95.6%	(1.3%)	21,507	22,195	(3.1%)

Northern California
San Jose, CA	2,542	1,920	1,963	(2.2%)	96.5%	96.8%	(0.3%)	42,397	43,486	(2.5%)
San Francisco, CA	1,170	2,289	2,336	(2.0%)	95.8%	96.8%	(1.0%)	23,097	23,817	(3.0%)
Oakland-East Bay, CA	720	1,518	1,574	(3.6%)	96.4%	96.4%	0.0%	9,478	9,830	(3.6%)

Northern California Average	4,432	1,952	1,998	(2.3%)	96.3%	96.8%	(0.5%)	74,972	77,133	(2.8%)

Southern California
Los Angeles, CA	1,447	1,619	1,692	(4.3%)	94.0%	95.5%	(1.5%)	19,830	21,052	(5.8%)
Orange County, CA	1,174	1,433	1,485	(3.5%)	93.4%	95.9%	(2.5%)	14,142	15,041	(6.0%)
San Diego, CA	1,058	1,499	1,485	0.9%	93.7%	95.2%	(1.5%)	13,385	13,467	(0.6%)

Southern California Average	3,679	1,526	1,567	(2.6%)	93.7%	95.5%	(1.8%)	47,357	49,560	(4.4%)

Average/Total Established	28,851	$1,875	$1,915	(2.1%)	95.6%	96.3%	(0.7%)	$465,235	$478,525	(2.8%)

(1)	Established Communities are communities with stabilized operating expenses as of January 1, 2008 such that a comparison of 2008 to 2009 is meaningful.

(2)	Reflects the effect of concessions amortized over the average lease term.

Attachment 7
AvalonBay Communities, Inc.
Summary of Development and Redevelopment Activity (1) as of September 30, 2009

	Number	Number	Total
	of	of	Capital Cost (2)
	Communities	Homes	(millions)
Portfolio Additions:

2009 Projected Completions (3)
Development	9	2,526	$816.0
Redevelopment (4)	4	926	28.7

Total Additions	13	3,452	$844.7

2008 Actual Completions
Development	13	4,036	$1,044.3
Redevelopment (4)	6	1,213	27.8

Total Additions	19	5,249	$1,072.1

Pipeline Activity: (3)

Currently Under Construction
Development	9	3,421	$1,218.9
Redevelopment (4)	6	2,380	112.1

Subtotal	15	5,801	$1,331.0

Planning
Development Rights	27	6,788	$2,132.0

Total Pipeline	42	12,589	$3,463.0

(1)	Represents activity for consolidated and unconsolidated entities.

(2)	See Attachment #14 — Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

(3)	Information represents projections and estimates.

(4)	Represents only cost of redevelopment activity, does not include original acquisition cost.

This chart contains forward-looking statements. Please see the paragraph regarding forward-looking statements on the Table of Contents page relating to the Company’s Supplemental Operating and Financial Data for the third quarter of 2009.

Attachment 8
AvalonBay Communities, Inc.
Development Communities as of September 30, 2009

	Percentage		Total					Avg
	Ownership	# of	Capital	Schedule				Rent			% Occ
	Upon	Apt	Cost (1)		Initial		Stabilized	Per	% Comp	% Leased	Physical	Economic
	Completion	Homes	(millions)	Start	Occupancy	Complete	Ops (1)	Home (1)	(2)	(3)	(4)	(1) (5)
								Inclusive of
								Concessions
								See Attachment #14
Under Construction:

1. Avalon White Plains	100%	407	$153.0	Q2 2007	Q3 2008	Q4 2009	Q2 2010	$2,470	87.5%	85.0%	82.3%	67.5%
White Plains, NY
2. Avalon Union City	100%	439	120.9	Q3 2007	Q1 2009	Q4 2009	Q2 2010	1,540	86.3%	80.2%	72.7%	48.7%
Union City, CA
3. Avalon at Mission Bay North III	100%	260	150.0	Q4 2007	Q2 2009	Q4 2009	Q2 2010	3,215	100.0%	76.2%	73.8%	43.0%
San Francisco, CA
4. Avalon Irvine (6)	100%	279	77.4	Q4 2007	Q2 2009	Q1 2010	Q3 2010	1,755	62.7%	50.9%	49.8%	26.4%
Irvine, CA
5. Avalon Fort Greene	100%	631	306.8	Q4 2007	Q4 2009	Q1 2011	Q3 2011	3,605	N/A	14.6%	N/A	N/A
New York, NY
6. Avalon Blue Hills	100%	276	46.6	Q2 2008	Q1 2009	Q4 2009	Q2 2010	1,405	88.4%	76.4%	66.7%	46.6%
Randolph, MA
7. Avalon Walnut Creek (7)	100%	422	151.7	Q3 2008	Q3 2010	Q1 2011	Q3 2011	2,215	N/A	N/A	N/A	N/A
Walnut Creek, CA
8. Avalon Norwalk	100%	311	86.4	Q3 2008	Q3 2010	Q2 2011	Q4 2011	2,260	N/A	N/A	N/A	N/A
Norwalk, CT
9. Avalon Towers Bellevue	100%	396	126.1	Q4 2008	Q2 2010	Q2 2011	Q4 2011	2,390	N/A	N/A	N/A	N/A
Bellevue, WA

Subtotal/Weighted Average		3,421	$1,218.9					$2,415

Completed this Quarter:

1. Avalon Anaheim Stadium	100%	251	$98.5	Q2 2007	Q4 2008	Q3 2009	Q1 2010	$2,045	100.0%	88.8%	84.9%	64.5%
Anaheim, CA
2. Avalon Charles Pond	100%	200	48.3	Q1 2008	Q1 2009	Q3 2009	Q1 2010	1,820	100.0%	90.0%	89.0%	68.2%
Coram, NY
3. Avalon Northborough I	100%	163	26.2	Q4 2008	Q2 2009	Q3 2009	Q1 2010	1,485	100.0%	85.9%	84.0%	46.1%
Northborough, MA

Subtotal/Weighted Average		614	$173.0					$1,820

Total/Weighted Average		4,035	$1,391.9					$2,325

Weighted Average Projected NOI as a % of Total Capital Cost (1) (8)			5.7%	Inclusive of	Concessions — See	Attachment #14

Non-Stabilized Development Communities: (9)			% Economic	Asset Cost Basis, Non-Stabilized Development:		Source
			Occ
			(1) (5)
Prior Completions:				Capital Cost, Prior Quarter Completions	$180.4	Att. 8
Avalon Fashion Valley	161	$64.7		Capital Cost, Current Completions	173.0	Att. 8
Avalon Encino	131	62.2		Capital Cost, Under Construction	1,218.9	Att. 8
Avalon at the Hingham Shipyard	235	53.5		Less: Remaining to Invest, Under Construction	(288.0)	Att. 10

	527	$180.4	92.5%	Total Asset Cost Basis, Non-Stabilized Development	$1,284.3

Q3 2009 Net Operating Income/(Deficit) for communities under construction and non-stabilized development communities was $5.6 million. See Attachment #14.

(1)	See Attachment #14 — Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

(2)	Includes apartment homes for which construction has been completed and accepted by management as of October 23, 2009.

(3)	Includes apartment homes for which leases have been executed or non-refundable deposits have been paid as of October 23, 2009.

(4)	Physical occupancy based on apartment homes occupied as of October 23, 2009.

(5)	Represents Economic Occupancy for the third quarter of 2009.

(6)	This community was formerly known as Avalon Jamboree Village.

(7)	This community is being financed in part by a combination of third-party tax-exempt and taxable debt.

(8)	The Weighted Average calculation is based on the Company’s pro rata share of the Total Capital Cost for each community.

(9)	Represents Development Communities completed in prior quarters that had not achieved Stabilized Operations for the entire current quarter. Estimates are based on the Company’s pro rata share of the Total Capital Cost for each community.

This chart contains forward-looking statements. Please see the paragraph regarding forward-looking statements on the Table of Contents page relating to the Company’s Supplemental Operating and Financial Data for the third quarter of 2009.

Attachment 9
AvalonBay Communities, Inc.
Redevelopment Communities as of September 30, 2009

			Cost (millions)		Schedule				Avg	Number of Homes
		# of	Pre-	Total					Rent		Out of
	Percentage	Apt	Redevelopment	Capital	Acquisition /			Restabilized	Per	Completed	Service
	Ownership	Homes	Capital Cost	Cost (1)(2)	Completion	Start	Complete	Ops (2)	Home (2)	to date	@ 9/30/09
									Inclusive of
									Concessions
									See Attachment #14
Under Redevelopment:

1. Avalon Woodland Hills	100%	663	$72.1	$110.6	Q4 1997	Q4 2007	Q3 2010	Q1 2011	$1,550	513	62
Woodland Hills, CA
2. Avalon at Diamond Heights	100%	154	25.3	30.6	Q2 1994	Q4 2007	Q4 2010	Q2 2011	2,220	71	4
San Francisco, CA
3. Avalon Burbank (3)	100%	400	71.0	94.4	Q2 2002	Q3 2008	Q3 2010	Q1 2011	2,050	221	23
Burbank, CA
4. Avalon Pleasanton	100%	456	63.0	80.9	Q1 1994	Q2 2009	Q4 2011	Q2 2012	1,350	—	—
Pleasanton, CA
5. Avalon Watch	100%	512	30.2	50.6	Q4 1988	Q2 2009	Q1 2012	Q3 2012	1,455	—	—
West Windsor, NJ
6. Avalon at Cedar Ridge	100%	195	27.7	34.3	Q2 1997	Q3 2009	Q1 2011	Q3 2011	1,545	—	—
Daly City, CA

Subtotal		2,380	$289.3	$401.4					$1,620	805	89

Completed this Quarter:

1. Avalon Symphony Woods I	100%	176	$9.4	$13.9	Q4 1986	Q2 2008	Q3 2009	Q4 2009	$1,440	176	—
Columbia, MD
2. Avalon Symphony Woods II	100%	216	36.4	42.0	Q4 2006	Q2 2008	Q3 2009	Q4 2009	1,360	216	—
Columbia, MD

Subtotal		392	$45.8	$55.9					$1,395	392	—

Grand Total/Weighted Average		2,772	$335.1	$457.3					$1,590	1,197	89

Weighted Average Projected NOI as a % of Total Capital Cost (2)				7.8%	Inclusive of Concessions — See Attachment #14

(1)	Inclusive of acquisition cost.

(2)	See Attachment #14 — Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

(3)	This community was formerly known as The Promenade.

This chart contains forward-looking statements. Please see the paragraph regarding forward-looking statements on the Table of Contents page relating to the Company’s Supplemental Operating and Financial Data for the third quarter of 2009.

Attachment 10
AvalonBay Communities, Inc.
Summary of Development and Redevelopment Community Activity (1) as of September 30, 2009
(Dollars in Thousands)

DEVELOPMENT (2)

	Apt Homes	Total Capital	Cost of Homes		Construction in
	Completed &	Cost Invested	Completed &	Remaining to	Progress at
	Occupied	During Period (3)	Occupied (4)	Invest (5)(6)	Period End
Total - 2007 Actual	2,540	$966,858	$664,267	$1,038,879	$924,761

2008 Actual:
Quarter 1	676	$179,408	$180,366	$857,491	$925,736
Quarter 2	948	178,794	226,235	1,001,288	912,290
Quarter 3	827	191,140	207,903	713,840	842,483
Quarter 4	456	175,620	143,734	666,623	820,218

Total - 2008 Actual	2,907	$724,962	$758,238

2009 Projected:
Quarter 1 (Actual)	422	$124,422	$143,195	$526,116	$776,473
Quarter 2 (Actual)	719	128,785	222,384	395,611	745,907
Quarter 3 (Actual)	797	96,859	262,127	287,956	576,563
Quarter 4 (Projected)	508	96,450	169,212	191,506	465,626

Total - 2009 Projected	2,446	$446,516	$796,918

REDEVELOPMENT

		Total Capital		Reconstruction in
	Avg Homes	Cost Invested	Remaining to	Progress at
	Out of Service	During Period (3)	Invest (5)	Period End
Total - 2007 Actual		$18,612	$69,136	$30,683

2008 Actual:
Quarter 1	112	$6,433	$65,666	$37,761
Quarter 2	160	11,266	75,362	46,265
Quarter 3	103	14,705	63,107	39,981
Quarter 4	52	13,514	53,214	47,362

Total - 2008 Actual		$45,918

2009 Projected:
Quarter 1 (Actual)	89	$12,031	$40,056	$40,477
Quarter 2 (Actual)	75	15,983	61,157	38,027
Quarter 3 (Actual)	77	12,868	54,489	31,389
Quarter 4 (Projected)	82	12,430	42,059	33,380

Total - 2009 Projected		$53,312

(1)	Data is presented for all communities currently under development or redevelopment.

(2)	Projected periods include data for consolidated joint ventures at 100%. The offset for joint venture partners’ participation is reflected as redeemable noncontrolling interest.

(3)	Represents Total Capital Cost incurred or expected to be incurred during the quarter, year or in total. See Attachment #14 — Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

(4)	Represents projected Total Capital Cost of apartment homes completed and occupied during the quarter. Calculated by dividing Total Capital Cost for each Development Community by number of homes for the community, multiplied by the number of homes completed and occupied during the quarter.

(5)	Represents projected Total Capital Cost remaining to invest on communities currently under construction or reconstruction.

(6)	Amount for Q3 2009 includes $79.2 million expected to be financed by proceeds from third-party tax-exempt and taxable debt.

This chart contains forward-looking statements. Please see the paragraph regarding forward-looking statements on the Table of Contents page relating to the Company’s Supplemental Operating and Financial Data for the third quarter of 2009.

Attachment 11
AvalonBay Communities, Inc.
Future Development as of September 30, 2009
DEVELOPMENT RIGHTS (1)

	Estimated	Total
	Number	Capital Cost (1)
Location of Development Right	of Homes	(millions)
1. Northborough, MA Phase II	219	$36
2. West Long Branch, NJ	180	30
3. Rockville Centre, NY Phase I	210	78
4. Greenburgh, NY Phase II	288	77
5. Plymouth, MA Phase II	92	20
6. Wood-Ridge, NJ Phase I	216	49
7. Seattle, WA	204	58
8. Lynnwood, WA Phase II	82	18
9. Wilton, CT	100	30
10. New York, NY	691	307
11. San Francisco, CA	173	65
12. Rockville Centre, NY Phase II	139	51
13. Boston, MA	180	97
14. Dublin, CA Phase II	505	147
15. Shelton, CT	251	66
16. Roselle Park, NJ	249	54
17. Brooklyn, NY	861	443
18. Stratford, CT	130	22
19. Rockville, MD	240	62
20. Greenburgh, NY Phase III	156	43
21. Wood-Ridge, NJ Phase II	190	43
22. Tysons Corner, VA	338	87
23. Yaphank, NY	343	57
24. Cohasset, MA	200	38
25. North Bergen, NJ	164	47
26. Seattle, WA II	272	81
27. Andover, MA	115	26

Total	6,788	$2,132

(1)	See Attachment #14 — Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.
This chart contains forward-looking statements. Please see the paragraph regarding forward-looking statements on the Table of Contents page relating to the Company’s Supplemental Operating and Financial Data for the third quarter of 2009.

Attachment 12
AvalonBay Communities, Inc.
Unconsolidated Real Estate Investments as of September 30, 2009
(Dollars in Thousands)

				AVB					AVB’s
		# of	Total	Book	Outstanding Debt				Share
Unconsolidated	Percentage	Apt	Capital	Value			Interest	Maturity	of Partnership
Real Estate Investments	Ownership	Homes	Cost (1)	Investment (2)	Amount	Type	Rate (3)	Date	Debt (4)
AvalonBay Value Added Fund, LP
1. Avalon at Redondo Beach Los Angeles, CA	N/A	105	$24,562	N/A	$21,033	Fixed	4.87%	Oct 2011	$3,197
2. Avalon Lakeside Chicago, IL	N/A	204	18,112	N/A	12,056	Fixed	5.74%	Mar 2012	1,833
3. Avalon Columbia Baltimore, MD	N/A	170	29,333	N/A	22,275	Fixed	5.48%	Apr 2012	3,386
4. Avalon Sunset Los Angeles, CA	N/A	82	20,830	N/A	12,750	Fixed	5.41%	Feb 2014	1,938
5. Avalon at Poplar Creek Chicago, IL	N/A	196	27,991	N/A	16,500	Fixed	4.83%	Oct 2012	2,508
6. Avalon at Civic Center Norwalk, CA	N/A	192	42,756	N/A	27,001	Fixed	5.38%	Aug 2013	4,104
7. Avalon Paseo Place Fremont, CA	N/A	134	24,825	N/A	11,800	Fixed	5.74%	Nov 2013	1,794
8. Avalon at Yerba Buena San Francisco, CA	N/A	160	66,791	N/A	41,500	Fixed	5.88%	Mar 2014	6,308
9. Avalon at Aberdeen Station Aberdeen, NJ	N/A	290	58,737	N/A	39,842	Fixed	5.64%	Sep 2013	6,056
10. The Springs Corona, CA	N/A	320	48,333	N/A	26,000	Fixed	6.06%	Oct 2014	3,952
11. Avalon Lombard Lombard, IL	N/A	256	35,221	N/A	17,243	Fixed	5.43%	Jan 2014	2,621
12. Avalon Cedar Place Columbia, MD	N/A	156	24,406	N/A	12,000	Fixed	5.68%	Feb 2014	1,824
13. Avalon Centerpoint Baltimore, MD	N/A	392	79,409	N/A	45,000	Fixed	5.74%	Dec 2013	6,840

14. Middlesex Crossing Billerica, MA	N/A	252	37,920	N/A	24,100	Fixed	5.49%	Dec 2013	3,663
15. Avalon Crystal Hill Ponoma, NY	N/A	168	38,577	N/A	24,500	Fixed	5.43%	Dec 2013	3,724
16. Avalon Skyway San Jose, CA	N/A	348	77,733	N/A	37,500	Fixed	6.11%	Mar 2014	5,700
17. Avalon Rutherford Station East Rutherford, NJ	N/A	108	36,253	N/A	20,168	Fixed	6.13%	Sep 2016	3,066
18. South Hills Apartments West Covina, CA	N/A	85	24,756	N/A	11,761	Fixed	5.92%	Dec 2013	1,788
19. Weymouth Place Weymouth, MA	N/A	211	25,291	N/A	13,455	Fixed	5.12%	Mar 2015	2,045

Fund I corporate debt	N/A	N/A	N/A	N/A	3,000	Variable	1.65%	2009 (8)	456

	15.2%	3,829	$741,836	$108,113	$439,484		5.6%		$66,803

AvalonBay Value Added Fund II, LP
1. Verona Apartments Bellevue, WA	N/A	220	$33,139	N/A	$21,515	Fixed	5.52%	Jun 2019	$6,723
Fund II corporate debt	N/A	N/A	N/A	N/A	1,000	Variable	2.75%	2010 (9)	313

	31.25%	220	$33,139	$17,284	$22,515		5.4%		$7,036

Other Operating Joint Ventures
1. Avalon Chrystie Place I (5) New York, NY	20.0%	361	135,247	25,425	117,000	Variable	0.26%	Nov 2036	23,400
2. Avalon at Mission Bay North II (5) San Francisco, CA	25.0%	313	123,881	28,330	105,000	Fixed	6.02%	Dec 2015	26,250
3. Avalon Del Rey Los Angeles, CA	30.0%	309	70,037	18,264	46,159	Variable	3.60%	April 2016	13,848

Other Development Joint Ventures
1. Aria at Hathorne (6) (7) Danvers, MA	50.0%	64	N/A	5,156	3,304	Variable	2.95%	Jun 2010	$1,652

		1,047	$329,165	$76,923	$271,463		3.1%		$65,150

		5,096	$1,104,140	$202,320	$733,462		4.7%		$138,989

(1)	See Attachment #14 — Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

(2)	These unconsolidated real estate investments are accounted for under the equity method of accounting. AVB Book Value Investment represents the Company’s recorded equity investment plus the Company’s pro rata share of outstanding debt.

(3)	Represents weighted average rate on outstanding debt.

(4)	The Company has not guaranteed the debt of its unconsolidated investees and bears no responsibility for the repayment, other than the construction completion and related financing guarantee for Avalon Chrystie Place I associated with the construction completion and occupancy certificate.

(5)	After the venture makes certain threshold distributions to the third-party partner, the Company generally receives 50% of all further distributions.

(6)	The Company has contributed land at a stepped up basis as its only capital contribution to this development. The Company is not guaranteeing the construction or acquisition loans, nor is it responsible for any cost over runs until certain thresholds are satisfied.

(7)	After the venture makes certain threshold distributions to the Company, AVB receives 50% of all further distributions.

(8)	As of September 30, 2009, these borrowings are drawn under an unsecured credit facility maturing in December 2009.

(9)	As of September 30, 2009, these borrowings are drawn under an unsecured credit facility maturing in December 2010.

Attachment 13
AvalonBay Communities, Inc.
Summary of Disposition Activity (1) as of September 30, 2009
(Dollars in thousands)

			Accumulated		Weighted Average
Number of	Gross Sales		Depreciation	Economic	Initial Year	Weighted Average
Communities Sold (2)	Price	GAAP Gain	and Other	Gain (4)	Mkt. Cap Rate (3) (4)	Unleveraged IRR (3) (4)
1998:
9 Communities	$170,312	$25,270	$23,438	$1,832	8.1%	16.2%

1999:
16 Communities	$317,712	$47,093	$27,150	$19,943	8.3%	12.1%

2000:
8 Communities	$160,085	$40,779	$6,262	$34,517	7.9%	15.3%

2001:
7 Communities	$241,130	$62,852	$21,623	$41,229	8.0%	14.3%

2002:
1 Community	$80,100	$48,893	$7,462	$41,431	5.4%	20.1%

2003:
12 Communities, 1 Land Parcel (5)	$460,600	$184,438	$52,613	$131,825	6.3%	15.3%

2004:
5 Communities, 1 Land Parcel	$250,977	$122,425	$19,320	$103,105	4.8%	16.8%

2005:
7 Communities, 1 Office Building, 3 Land Parcels (6)	$382,720	$199,766	$14,929	$184,838	3.8%	18.0%

2006:
4 Communities, 3 Land Parcels (7)	$281,485	$117,539	$21,699	$95,840	4.6%	15.2%

2007:
5 Communities, 1 Land Parcel (8)	$273,896	$163,352	$17,588	$145,764	4.6%	17.8%

2008:
11 Communities (9)	$646,200	$288,384	$56,469	$231,915	5.1%	14.1%

2009:
2 Communities, 1 Land Parcel	$69,761	$26,911	$4,000	$22,911	6.8%	14.6%

1998 - 2009 Total	$3,334,978	$1,327,702	$272,553	$1,055,150	5.8%	15.4%

(1)	Activity excludes dispositions to joint venture entities in which the Company retains an economic interest.

(2)	For dispositions through September 30, 2009, the Weighted Average Holding Period is 7.6 years.

(3)	For purposes of this attachment, land sales and the disposition of an office building are not included in the calculation of Weighted Average Holding Period, Weighted Average Initial Year Market Cap Rate, or Weighted Average Unleveraged IRR.

(4)	See Attachment #14 — Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

(5)	2003 GAAP gain, for purposes of this attachment, includes $23,448 related to the sale of a community in which the Company held a 50% membership interest.

(6)	2005 GAAP gain includes the recovery of an impairment loss of $3,000 recorded in 2002 related to one of the land parcels sold in 2005. This loss was recorded to reflect the land at fair value based on its entitlement status at the time it was determined to be planned for disposition.

(7)	2006 GAAP gain, for purposes of this attachment, includes $6,609 related to the sale of a community in which the Company held a 25% equity interest.

(8)	2007 GAAP gain, for purposes of this attachment, includes $56,320 related to the sale of a partnership interest in which the Company held a 50% equity interest.

(9)	2008 GAAP gain, for purposes of this attachment, includes $3,483 related to the sale of a community held by the Fund in which the Company holds a 15.2% equity interest.

Attachment 14
AvalonBay Communities, Inc.
Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms
This release, including its attachments, contains certain non-GAAP financial measures and other terms. The definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. The non-GAAP financial measures referred to below should not be considered an alternative to net income as an indication of our performance. In addition, these non-GAAP financial measures do not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered as an alternative measure of liquidity or as indicative of cash available to fund cash needs.
FFO is determined based on a definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO is calculated by the Company as Net Income or loss computed in accordance with GAAP, adjusted for gains or losses on sales of previously depreciated operating communities, extraordinary gains or losses (as defined by GAAP), cumulative effect of a change in accounting principle and depreciation of real estate assets, including adjustments for unconsolidated partnerships and joint ventures. Management generally considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses related to dispositions of previously depreciated operating communities and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies. A reconciliation of FFO to Net Income is as follows (dollars in thousands):

	Q3	Q3	YTD	YTD
	2009	2008	2009	2008
Net income attributable to the Company	$58,154	$233,581	$123,253	$409,364
Dividends attributable to preferred stock	—	(2,175)	—	(6,525)
Depreciation — real estate assets, including discontinued operations and joint venture adjustments	56,239	51,263	163,891	151,307
Distributions to noncontrolling interests, including discontinued operations	14	57	52	171
Gain on sale of unconsolidated entities holding previously depreciated real estate assets	—	—	—	(3,483)
Gain on sale of previously depreciated real estate assets	(26,670)	(183,711)	(26,670)	(257,850)

FFO attributable to common stockholders	$87,737	$99,015	$260,526	$292,984

Average shares outstanding — diluted	80,609,277	77,580,847	80,170,093	77,516,222
Earnings per share — diluted	$0.72	$2.98	$1.54	$5.20

FFO per common share — diluted	$1.09	$1.28	$3.25	$3.78

Attachment 14 (continued)
Projected FFO, as provided within this release in the Company’s outlook, is calculated on a basis consistent with historical FFO, and is therefore considered to be an appropriate supplemental measure to projected net income from projected operating performance. A reconciliation of the range provided for Projected FFO per share (diluted) for the fourth quarter and full year 2009 to the range provided for Projected EPS (diluted) is as follows:

	Low	High
	range	range
Projected EPS (diluted) — Q4 09	$0.53	$0.57
Projected depreciation (real estate related)	0.71	0.75
Projected gain on sale of operating communities	(0.63)	(0.67)

Projected FFO per share (diluted) — Q4 09	$0.61	$0.65

Projected EPS (diluted) — Full Year 2009	$2.07	$2.11
Projected depreciation (real estate related)	2.76	2.80
Projected gain on sale of operating communities	(0.97)	(1.01)

Projected FFO per share (diluted) — Full Year 2009	$3.86	$3.90

The Company’s results for the nine months ended September 30, 2009, the Company’s outlook for the quarter and year ended December 31, 2009, and the comparable prior year periods include the non-routine items outlined in the following table:

Non-Routine Items
Decrease (Increase) in Net Income and FFO
(dollars in thousands)

	YTD		Full Year	YTD		Full Year
	Q3 08	Q4 08	2008	Q3 09	Q4 09 (1)	2009 (1)
Land impairments	$—	$57,899	$57,899	$20,302	$—	$20,302
Abandoned pursuits (2)	—	6,611	6,611	1,139	—	1,139
Severance and related costs	—	3,400	3,400	2,000	—	2,000
Federal excise tax	—	3,200	3,200	(485)	2,900	2,415
Loss/(Gain) on medium term notes repurchase	—	(1,839)	(1,839)	(1,062)	26,271	25,208
Gain on sale of land	—	—	—	(241)	—	(241)
Promoted interest in joint venture	—	—	—	(3,894)	—	(3,894)
Legal settlement proceeds, net	—	—	—	(1,100)	—	(1,100)
Preferred stock deferred offering expenses	—	3,566	3,566	—	—	—
Fund II organizational costs	1,209	—	1,209	—	—	—

Total non-routine items	$1,209	$72,837	$74,046	$16,659	$29,171	$45,829

Weighted Average Dilutive Shares Outstanding	77,516,222	77,734,587	77,578,852	80,170,093	81,903,599	80,586,863

(1)	Amounts shown are projected results.

(2)	Abandoned pursuits includes costs expensed by the Company for individual pursuits in excess of $1,000 in a given quarter.

NOI is defined by the Company as total property revenue less direct property operating expenses (including property taxes), and excludes corporate-level income (including management, development and other fees), corporate-level property management and other indirect operating expenses, investments and investment management expenses, expensed development and other pursuit costs, net interest expense, general and administrative expense, joint venture income, net income or expense attributable to noncontrolling interests, depreciation expense, gain on sale of real estate assets and income from discontinued operations. The Company considers NOI to be an appropriate supplemental measure to net income of operating performance of a community or communities because it helps both investors and management to understand the core operations of a community or communities prior to the allocation of corporate-level property management overhead or general and administrative costs. This is more reflective of the

Attachment 14 (continued)
operating performance of a community, and allows for an easier comparison of the operating performance of single assets or groups of assets. In addition, because prospective buyers of real estate have different overhead structures, with varying marginal impact to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or groups of assets.
A reconciliation of NOI (from continuing operations) to Net Income, as well as a breakdown of NOI by operating segment, is as follows (dollars in thousands):

	Q3	Q3	YTD	YTD
	2009	2008	2009	2008
Net income	$58,101	$232,886	$121,924	$408,880
Indirect operating expenses, net of corporate income	6,987	7,821	22,922	25,171
Investments and investment management expense	976	1,229	2,799	3,643
Expensed development and other pursuit costs	1,721	715	5,096	3,044
Interest expense, net	41,208	28,363	107,836	85,620
General and administrative expense	5,750	9,318	18,388	26,821
Joint venture income	(190)	(495)	(4,139)	(4,329)
Depreciation expense	54,960	48,698	159,935	140,885
Impairment loss — land holdings	—	—	20,302	—
Gain on sale of real estate assets	(26,911)	(183,711)	(26,911)	(257,850)
Income from discontinued operations	(1,132)	(3,176)	(3,998)	(16,163)

NOI from continuing operations	$141,470	$141,648	$424,154	$415,722

Established:
New England	$19,993	$21,732	$60,986	$65,159
Metro NY/NJ	27,147	30,143	84,417	89,692
Mid-Atlantic/Midwest	19,713	20,060	60,914	62,203
Pacific NW	4,768	5,238	14,941	15,754
No. California	16,988	19,222	54,577	57,502
So. California	10,296	11,736	32,548	35,685

Total Established	98,905	108,131	308,383	325,995

Other Stabilized	21,185	19,794	61,296	46,087
Development/Redevelopment	21,380	13,723	54,475	43,640

NOI from continuing operations	$141,470	$141,648	$424,154	$415,722

NOI as reported by the Company does not include the operating results from discontinued operations (i.e., assets sold during the period January 1, 2008 through September 30, 2009). A reconciliation of NOI from communities sold or classified as discontinued operations to net income for these communities is as follows (dollars in thousands):

	Q3	Q3	YTD	YTD
	2009	2008	2009	2008
Income from discontinued operations	$1,132	$3,176	$3,998	$16,163
Interest expense, net	—	237	—	1,314
Depreciation expense	354	1,657	1,758	7,612

NOI from discontinued operations	$1,486	$5,070	$5,756	$25,089

NOI from assets sold	$758	$4,239	$3,379	$22,617
NOI from assets held for sale	728	831	2,377	2,472

NOI from discontinued operations	$1,486	$5,070	$5,756	$25,089

Projected NOI, as used within this release for certain Development and Redevelopment Communities and in calculating the Initial Year Market Cap Rate for dispositions, represents management’s estimate, as of the date of this release (or as of the date of the

Attachment 14 (continued)
buyer’s valuation in the case of dispositions), of projected stabilized rental revenue minus projected stabilized operating expenses. For Development and Redevelopment Communities, Projected NOI is calculated based on the first year of Stabilized Operations, as defined below, following the completion of construction. In calculating the Initial Year Market Cap Rate, Projected NOI for dispositions is calculated for the first twelve months following the date of the buyer’s valuation. Projected stabilized rental revenue represents management’s estimate of projected gross potential (based on leased rents for occupied homes and Market Rents, as defined below, for vacant homes) minus projected economic vacancy and adjusted for concessions. Projected stabilized operating expenses do not include interest, income taxes (if any), depreciation or amortization, or any allocation of corporate-level property management overhead or general and administrative costs. The weighted average Projected NOI as a percentage of Total Capital Cost is weighted based on the Company’s share of the Total Capital Cost of each community, based on its percentage ownership.
Management believes that Projected NOI of the Development and Redevelopment communities, on an aggregated weighted average basis, assists investors in understanding management’s estimate of the likely impact on operations of the Development and Redevelopment Communities when the assets are complete and achieve stabilized occupancy (before allocation of any corporate-level property management overhead, general and administrative costs or interest expense). However, in this release the Company has not given a projection of NOI on a company-wide basis. Given the different dates and fiscal years for which NOI is projected for these communities, the projected allocation of corporate-level property management overhead, general and administrative costs and interest expense to communities under development or redevelopment is complex, impractical to develop, and may not be meaningful. Projected NOI of these communities is not a projection of the Company’s overall financial performance or cash flow. There can be no assurance that the communities under development or redevelopment will achieve the Projected NOI as described in this release.
Rental Revenue with Concessions on a Cash Basis is considered by the Company to be a supplemental measure to rental revenue in conformity with GAAP to help investors evaluate the impact of both current and historical concessions on GAAP based rental revenue and to more readily enable comparisons to revenue as reported by other companies. In addition, rental revenue (with concessions on a cash basis) allows an investor to understand the historical trend in cash concessions.
A reconciliation of rental revenue from Established Communities in conformity with GAAP to rental revenue (with concessions on a cash basis) is as follows (dollars in thousands):

	Q3	Q3	YTD	YTD
	2009	2008	2009	2008
Rental revenue (GAAP basis)	$153,030	$160,698	$465,235	$478,525
Concessions amortized	2,094	1,740	6,437	5,015
Concessions granted	(1,701)	(2,435)	(5,761)	(5,893)

Rental revenue (with concessions on a cash basis)	$153,423	$160,003	$465,911	$477,647

% change — GAAP revenue		(4.8%)		(2.8%)

% change — cash revenue		(4.1%)		(2.5%)

Economic Gain is calculated by the Company as the gain on sale in accordance with GAAP, less accumulated depreciation through the date of sale and any other non-cash adjustments that may be required under GAAP accounting. Management generally considers Economic Gain to be an appropriate supplemental measure to gain on sale in accordance with GAAP because it helps investors to understand the relationship between the cash proceeds from a sale and the cash invested in the sold community. The Economic Gain for each of the communities presented is estimated based on their respective final settlement statements. A reconciliation of Economic Gain to gain on sale in accordance with GAAP for both the nine months ended September 30, 2009 as well as prior years’ activities is presented on Attachment 13.
Interest Coverage is calculated by the Company as EBITDA from continuing operations, excluding land gains and gain on the sale of investments in real estate joint ventures, divided by the sum of interest expense, net, and preferred dividends. Interest Coverage is presented by the Company because it provides rating agencies and investors an additional means of comparing our ability to service debt obligations to that of other companies. EBITDA is defined by the Company as net income attributable to the Company before interest income and expense, income taxes, depreciation and amortization.

Attachment 14 (continued)
A reconciliation of EBITDA and a calculation of Interest Coverage for the third quarter of 2009 are as follows (dollars in thousands):

Net income attributable to the Company	$58,154
Interest expense, net	41,208
Interest expense (discontinued operations)	—
Depreciation expense	54,960
Depreciation expense (discontinued operations)	354

EBITDA	$154,676

EBITDA from continuing operations	$126,520
EBITDA from discontinued operations	28,156

EBITDA	$154,676

EBITDA	$126,520
Land gains	(241)

EBITDA from continuing operations, excluding land gains	$126,279

Interest expense, net	41,208

Interest charges	41,208

Interest coverage	3.1

Total Capital Cost includes all capitalized costs projected to be or actually incurred to develop the respective Development or Redevelopment Community, or Development Right, including land acquisition costs, construction costs, real estate taxes, capitalized interest and loan fees, permits, professional fees, allocated development overhead and other regulatory fees, all as determined in accordance with GAAP. For Redevelopment Communities, Total Capital Cost excludes costs incurred prior to the start of redevelopment when indicated. With respect to communities where development or redevelopment was completed in a prior or the current period, Total Capital Cost reflects the actual cost incurred, plus any contingency estimate made by management. Total Capital Cost for communities identified as having joint venture ownership, either during construction or upon construction completion, represents the total projected joint venture contribution amount. For joint ventures not in construction as presented on Attachment 12, Total Capital Cost is equal to gross real estate cost.
Initial Year Market Cap Rate is defined by the Company as Projected NOI of a single community for the first 12 months of operations (assuming no repositioning), less estimates for non-routine allowance of approximately $200 — $300 per apartment home, divided by the gross sales price for the community. Projected NOI, as referred to above, represents management’s estimate of projected rental revenue minus projected operating expenses before interest, income taxes (if any), depreciation, amortization and extraordinary items. For this purpose, management’s projection of operating expenses for the community includes a management fee of 3.0% - 3.5%. The Initial Year Market Cap Rate, which may be determined in a different manner by others, is a measure frequently used in the real estate industry when determining the appropriate purchase price for a property or estimating the value for a property. Buyers may assign different Initial Year Market Cap Rates to different communities when determining the appropriate value because they (i) may project different rates of change in operating expenses and capital expenditure estimates and (ii) may project different rates of change in future rental revenue due to different estimates for changes in rent and occupancy levels. The weighted average Initial Year Market Cap Rate is weighted based on the gross sales price of each community.
Unleveraged IRR on sold communities refers to the internal rate of return calculated by the Company considering the timing and amounts of (i) total revenue during the period owned by the Company and (ii) the gross sales price net of selling costs, offset by (iii) the undepreciated capital cost of the communities at the time of sale and (iv) total direct operating expenses during the period owned by the Company. Each of the items (i), (ii), (iii) and (iv) are calculated in accordance with GAAP.

Attachment 14 (continued)
The calculation of Unleveraged IRR does not include an adjustment for the Company’s general and administrative expense, interest expense, or corporate-level property management and other indirect operating expenses. Therefore, Unleveraged IRR is not a substitute for net income as a measure of our performance. Management believes that the Unleveraged IRR achieved during the period a community is owned by the Company is useful because it is one indication of the gross value created by the Company’s acquisition, development or redevelopment, management and sale of a community, before the impact of indirect expenses and Company overhead. The Unleveraged IRR achieved on the communities as cited in this release should not be viewed as an indication of the gross value created with respect to other communities owned by the Company, and the Company does not represent that it will achieve similar Unleveraged IRRs upon the disposition of other communities. The weighted average Unleveraged IRR for sold communities is weighted based on all cash flows over the holding period for each respective community, including net sales proceeds.
Unencumbered NOI as calculated by the Company represents NOI generated by real estate assets unencumbered by either outstanding secured debt or land leases (excluding land leases with purchase options that were put in place for governmental incentives or tax abatements) as a percentage of total NOI generated by real estate assets. The Company believes that current and prospective unsecured creditors of the Company view Unencumbered NOI as one indication of the borrowing capacity of the Company. Therefore, when reviewed together with the Company’s Interest Coverage, EBITDA and cash flow from operations, the Company believes that investors and creditors view Unencumbered NOI as a useful supplemental measure for determining the financial flexibility of an entity. A calculation of Unencumbered NOI for the nine months ended September 30, 2009 is as follows (dollars in thousands):

NOI for Established Communities	$308,383
NOI for Other Stabilized Communities	61,296
NOI for Development/Redevelopment Communities	54,475

Total NOI generated by real estate assets	424,154
NOI on encumbered assets	149,369

NOI on unencumbered assets	274,785

Unencumbered NOI	64.8%

Established Communities are identified by the Company as communities where a comparison of operating results from the prior year to the current year is meaningful, as these communities were owned and had Stabilized Operations, as defined below, as of the beginning of the prior year. Therefore, for 2009, Established Communities are consolidated communities that have Stabilized Operations as of January 1, 2008 and are not conducting or planning to conduct substantial redevelopment activities within the current year. Established Communities do not include communities that are currently held for sale or planned for disposition during the current year.
Development Communities are communities that are under construction and for which a final certificate of occupancy has not been received. These communities may be partially complete and operating.
Redevelopment Communities are communities where the Company owns a majority interest and where substantial redevelopment is in progress or is planned to begin during the current year. Redevelopment is considered substantial when capital invested during the reconstruction effort is expected to exceed either $5,000,000 or 10% of the community’s pre-development basis.
Average Rental Rates are calculated by the Company as rental revenue in accordance with GAAP, divided by the weighted average number of occupied apartment homes.
Economic Occupancy is defined as total possible revenue less vacancy loss as a percentage of total possible revenue. Total possible revenue is determined by valuing occupied units at contract rates and vacant units at Market Rents. Vacancy loss is determined by valuing vacant units at current Market Rents. By measuring vacant apartments at their Market Rents, Economic Occupancy takes into account the fact that apartment homes of different sizes and locations within a community have different economic impacts on a community’s gross revenue.
Market Rents as reported by the Company are based on the current market rates set by the managers of the Company’s communities based on their experience in renting their communities’ apartments and publicly available market data. Trends in market rents for a region as reported by others could vary. Market Rents for a period are based on the average Market Rents during that period and do not reflect any impact for cash concessions.

Attachment 14 (continued)
Non-Revenue Generating Capex represents capital expenditures that will not directly result in revenue earnings or expense savings.
Stabilized/Restabilized Operations is defined as the earlier of (i) attainment of 95% physical occupancy or (ii) the one-year anniversary of completion of development or redevelopment.
Average Rent per Home, as calculated for certain Development and Redevelopment Communities in lease-up, reflects (i) actual average leased rents for those apartments leased through the end of the quarter net of estimated stabilized concessions, (ii) estimated market rents net of comparable concessions for all unleased apartments and (iii) includes actual and estimated other rental revenue. For Development and Redevelopment Communities not yet in lease-up, Average Rent per Home reflects management’s projected rents.
Development Rights are development opportunities in the early phase of the development process for which the Company either has an option to acquire land or enter into a leasehold interest, for which the Company is the buyer under a long-term conditional contract to purchase land or where the Company owns land to develop a new community. The Company capitalizes related predevelopment costs incurred in pursuit of new developments for which future development is probable.